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                         DISBURSEMENT SERVICES AGREEMENT


     This Disbursement Services Agreement is made as of this 15th day of April 1995, by and between American Mutual Life Insurance Company ("AML") and Midland Savings Bank FSB ("Midland").

     WHEREAS, Midland will enter into sales agreements for the sale of certain certificate of deposit accounts (the "Accounts") with various persons who also represent AML in the sale of certain insurance products (the "Representatives");

     WHEREAS, AML has an established distribution system with respect to payments and communications to the Representatives; and

     WHEREAS, Midland desires to utilize and AML desires to provide access to such system in connection with communications to and compensation of the Representatives for the Accounts;

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto agree as follows:

     Section 1. DISBURSEMENT SERVICES. Midland may, from time to time, in its sole discretion, disburse any funds owed to the Representatives in connection with the Accounts through AML. In order to disburse such amounts, the aggregate amount of all funds to be paid to the Representatives shall be transferred by Midland to AML. In making such transfer, Midland shall provide the name of each Representative to be paid, the amount of such payment and any other information reasonably required by AML.

     Section 2. COMMUNICATIONS SERVICES. Midland may, from time to time, in its sole discretion have access to AML's communication process in order to provide sales support material and services to the Representatives for the marketing and promotion of the Accounts. All such materials and services shall be provided by Midland to AML, and no such materials or services shall be communicated through AML without the prior approval of Midland. Such material and services shall be distributed and communicated to the Representatives in the same manner and to the same extent as is generally provided by AML in connection with the sale of insurance products.

     Section 3. REIMBURSEMENT OF COSTS. Midland shall reimburse AML for all of the costs incurred by AML in providing the services set forth in Sections 1 and
2 above.   Midland and AML will agree on the manner in which such costs shall be reimbursed. Notwithstanding the foregoing, at no time shall Midland be obligated to reimburse AML for any costs in excess of the following percentages of the aggregate amount of all deposits accepted by Midland:



          Term of Account          Initial Service Fee      Renewal Service Fee



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             1 year                          .25%                .15%
             2 years                         .25%                .15%
             3 years                         .20%                .15%
             5 years                         .30%                .20%

     Section 4. RELATIONSHIPS OF PARTIES. Nothing in this Agreement is intended to nor shall be construed to create a broker, agency, employment, partnership or joint venture relationship between Midland and AML.

     Section 5. USE OF MIDLAND NAME. Any use by AML of the Midland name, or its products or services, and any description of Midland, or its products or services, is subject to the prior approval of Midland.

     Section 6. ASSIGNABILITY. This Agreement shall not be assignable, in whole or in part, without the prior consent of the other party. Any attempted assignment without such consent shall be void and of no force or effect.

     Section 7. TERMINATION. This Agreement may be terminated by either party, with or without cause, upon thirty (30) days' written notice to the other.

     Section 8. MIDLAND CUSTOMER SERVICE. Midland shall have the sole right to provide services to or otherwise communicate and deal with its account owners for the purposes of maintaining the Accounts and providing customer service with respect thereto. AML agrees it shall not interfere with such activities or communications.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by and through their representatives thereunto duly authorized.

                              AMERICAN MUTUAL LIFE INSURANCE COMPANY


                              By:  /s/ Dempsey R. Adkins
                                   ---------------------------------------
                                 Its: Senior V.P. Career Marketing
                                      ------------------------------------


                              MIDLAND SAVINGS BANK FSB


                              By:  /s/ John R. Christenson
                                   ---------------------------------------
                                 Its: Vice President
                                      ------------------------------------




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